EXHIBIT 4.1





                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm as experts under the caption "Independent Auditors" and to the use of our report dated September 1, 1999 in Amendment No. 1 to the Registration Statement (File No. 333-84105) and related Prospectus of Ranson Unit Investment Trusts, Series 85.




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
September 1, 1999